Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Allarity Therapeutics, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.0001 par value per share	(1)	Other		$		$0.0001381	$0.00
Fees to be Paid	Equity	Preferred Stock, $0.0001 par value per share	(2)	Other				0.0001381	0.00
Fees to be Paid	Debt	Debt Securities	(3)	Other				0.0001381	0.00
Fees to be Paid	Other	Warrants	(4)	Other				0.0001381	0.00
Fees to be Paid	Other	Units	(5)	Other				0.0001381	0.00
Fees to be Paid	Unallocated (Universal) Shelf		(6)	457(o)		$	$50,000,000.00	0.0001381	$6,905.00

Total Offering Amounts:							$50,000,000.00		6,905.00
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$6,905.00

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Offering Note(s)

(1)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(5)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(6)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of common stock is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities.

Includes rights to acquire common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $50,000,000.